Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


Name                                         Jurisdiction of Incorporation
----                                         -----------------------------

Investors Trust Company                               Pennsylvania

National Penn Bank                                United States of America

National Penn Investment Company                        Delaware

National Penn Life Insurance Company                    Arizona

Penn Securities, Inc.                                 Pennsylvania

Link Financial Services, Inc.                         Pennsylvania

Blue Rock Realty Corp.                                Pennsylvania

Blue Rock Realty Corp. II                             Pennsylvania

Blue Rock Realty Corp. III                            Pennsylvania

Blue Rock Realty Corp. IV                             Pennsylvania

Blue Rock Realty Corp. V                              Pennsylvania

Blue Rock Realty Corp. VI                             Pennsylvania

Blue Rock Realty Corp. VII                            Pennsylvania